As filed with the Securities and Exchange Commission on March 23, 2004
                                                    Registration No. ______
===========================================================================
                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                          _______________________
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                         eWorldMedia Holdings, Inc.
           (Exact name of registrant as specified in its charter)

     Nevada                                                 04-2392188
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)

  620 Newport Center Drive, 11th Floor
     Newport Beach, California                                   92660
(Address of Principal Executive Offices)                         (Zip Code)

                          _______________________
                         eWorldMedia Holdings, Inc.
                         2004 STOCK INCENTIVE PLAN
                          (Full title of the plan)
                          _______________________

                              Ronald Touchard
                          Chief Executive Officer
                         EWorldMedia Holdings, Inc.
                    620 Newport Center Drive, 11th Floor
                         Newport Beach, California
                  (Name and address of agent for service)

                               (949) 718-0999
       (Telephone number, including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE

=====================================================================================
                                              Proposed       Proposed
              Title of         Amount         Maximum         Maximum
            Securities          to be         Offering       Aggregate     Amount of
               to be         Registered      Price per        Offering   Registration
            Registered           (1)         share (2)       Price (2)       Fee
-------------------------------------------------------------------------------------
         Common Stock, par     4,000,000
     value $.001 per share        shares          $0.26     $1,040,000       $132.00
=====================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, (the "Securities Act"), this Registration Statement includes an indeterminate number of additional shares which may be offered and sold as a result of anti-dilution provisions described in the above-referenced plan.

(2)  Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(h) under the Securities Act on the basis of the average between the bid and asked price of the Registrant's Common Stock on March 22, 2004 as reported by the OTC Bulletin Board.


                                  Part II

                            INFORMATION REQUIRED
                       IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents of eWorldMedia Holdings, Inc. (the "Company") filed with the Securities and Exchange Commission (the
"Commission") are incorporated by reference in this Registration Statement:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

     2. The Company's Quarterly Reports on Form 10-Q for the interim periods ended March 31, 2003, June 30, 2003 and September 30, 2003; and

     3. All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 2002, except Current Reports on Form 8-K to the extent they contain information furnished pursuant to either Item 9 or Item 12 thereof.

          All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that de-registers all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

     The holders of common stock are entitled to receive dividends when and as declared by the board of directors out of funds legally available therefore. Holders of common stock are entitled to one vote per share on all matters upon which such holders are entitled to vote. Our Articles of Incorporation do not provide for cumulative voting in connection with the election of directors. Directors are elected by a plurality of votes cast. In the event of dissolution, liquidation or winding up of the Company, holders of Common Stock are entitled to share ratably in assets remaining after creditors (including holders of any preferred stock, as to liquidation preferences) have been paid. There are no shares of preferred stock authorized, issued or outstanding.

Item 5.   Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.   Indemnification of Directors and Officers.

     The Company is a Nevada corporation. Section 78.7502 of the Nevada Revised Statutes provides in regard to indemnification of directors and officers that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation

                                     1

as a director, officer, employee or agent of another entity, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 78.7502 also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     Section 78.751 of the Nevada Revised Statutes, further provides that any discretionary indemnification pursuant to Nevada Revised Statutes
78.7502 unless ordered by a court or otherwise advanced pursuant to statute, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made either by the stockholders, by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or, under certain circumstances, by independent legal counsel in a written opinion. The statute provides that the corporate articles, bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. This right continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     Section 78.752 of the Nevada Revised Statutes, provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who may be indemnified as set forth above whether or not the corporation has the authority to indemnify him against such liability and expenses; provided, however, no financial arrangement made may provide for protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.
                                     2
     We have entered into indemnification agreements with our directors. We have agreed to indemnify each party against all expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any proceeding brought or threatened against him in his capacity as a director, officer, employee, or agent. However, no indemnification for expenses will be made under the agreement (a) on account of any suit in which a final judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by him of our securities pursuant to the provisions of section 16(b) of the Securities Exchange Act, or similar provisions of any federal, state, or local law, or on account of any suit in which a final judgment is rendered against the indemnified party for violation of Section 10(b) or Rule 10b-5 of the Securities Exchange Act, or similar provisions of any federal, state, or local law; (b) on account of the indemnified party's conduct that is finally adjudged by a court to have constituted intentional fraud, recklessness, or willful misconduct; (c) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful; (d) to the extent that the indemnified party has voluntarily become a party to any proceeding without our written consent; or (e) to the extent that the indemnified party has been reimbursed by insurance.

     Expenses incurred by the indemnified party (including expenses for which he is ultimately expected to be reimbursed through insurance) pursuant to any proceeding will be paid by us in advance of any final disposition of the proceeding upon the written request of the indemnified party and his undertaking in writing to repay such amount if he is ultimately reimbursed such amount by insurance or if it is ultimately determined that he is not entitled to indemnification. Indemnification provided by the agreement is not exclusive of any rights to which the director may be entitled under our bylaws, any agreement, any vote of shareholders or directors, applicable law, any directors' and officers' insurance policy, or otherwise. With respect to certain liabilities incurred under the Securities Act, our obligation may be subject to undertakings contained in various registration statements filed by us pursuant to the Securities Act, as those undertakings relate to the possible need for court review of indemnification for these liabilities.

Item 7.   Exemptions from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

Exhibit No.    Description of Exhibits
-----------    -----------------------

     5.1 Opinion and Consent of Preston Gates & Ellis LLP (Filed herewith electronically)

     23.1      Consent of Preston Gates & Ellis LLP (Included in Exhibit
               5.1)

     23.2 Consent of Chisholm, Bierwolf & Nilson, LLC (Filed herewith electronically)

     24.1      Power of Attorney (Included on page 5 of this Registration
               Statement)

                                     3

Item 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include, any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events
                    arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                     4
     (c) Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing previsions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




















                                     5

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on March 23, 2004.


                                   EWORLDMEDIA HOLDINGS, INC.

                                   By: /S/ Ronald C. Touchard
                                       -----------------------------------
                                          Ronald C. Touchard
                                   Its:  Chief Executive Officer

                             POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Ronald Touchard and Allen Kimball, and each of them, as such person's true and lawful attorney-in-fact and agent, each with full powers of substitution and re-substitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on March 23, 2004 by the following persons in the capacities indicated.


Signature                Title


----------------------
Ronald C. Touchard       Chairman of the Board of Directors and Chief
                         Executive Officer (Principal Executive Officer)

----------------------
Allen N. Kimble          Chief Financial Officer (Principal Financial and
                         Accounting Officer)

----------------------
Henning Morales          Director











                                     6

                             INDEX TO EXHIBITS

No.       Item                                        Method of Filing

5.1       Opinion and Consent of
          Preston Gates & Ellis LLP. . . . .Filed herewith electronically.

23.1      Consent of
          Preston Gates & Ellis LLP. . . . .Included in Exhibit 5.1.

23.2      Consent of
          Bierwolf, Nilson & Associates. . .Filed herewith electronically.

24.1      Power of Attorney. . . . . . . . .Included on page 5
                                            of this Registration Statement.












































                                     7